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                                                             EXHIBIT (H)(24)(C)

                 SEVENTH AMENDMENT TO PARTICIPATION AGREEMENT

This SEVENTH AMENDMENT TO PARTICIPATION AGREEMENT (this "Amendment"), dated and
effective as of       , 2013, is by and among VANGUARD VARIABLE INSURANCE FUND,
THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL").

                                  WITNESSETH:

   WHEREAS, the parties hereto have entered into a Participation Agreement dated as of October 2, 2000, as amended (the "Participation Agreement"), pursuant to which the Sponsor has agreed to make shares of certain Portfolios of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance Products;

   WHEREAS, it is anticipated that American General Equity Services Corporation ("AGESC") will merge with and into SunAmerica Capital Services, Inc. ("SACS"), the surviving company and also an affiliate of AGL, on or after June 28, 2013 (the "Merger"); and the parties desire to affirm and acknowledge that upon occurrence of such event, SACS will succeed AGESC as the underwriter for each Account with respect to the Variable Insurance Products, and to arrange that upon occurrence of such event, all references in the Participation Agreement to AGESC (or to any predecessor thereof) be replaced with references to SACS; and

   WHEREAS, the parties desire to modify the Participation Agreement in certain other respects;

   NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

2. Amendment of Participation Agreement. The Participation Agreement is hereby amended as follows:

   (a) All references in the Participation Agreement to the National Association of Securities Dealers, Inc. and to the NASD are replaced with references to the Financial Industry Regulatory Authority, Inc. and FINRA, respectively.

   (b) The fifth Whereas clause in the recitals of the Participation Agreement is deleted and replaced in its entirety with the following:

      "WHEREAS, the Company has established or will establish one or more Accounts to fund certain variable life insurance policies and/or variable annuity contracts (the "Variable Insurance Products"), which Accounts and Variable Insurance Products are registered under the 1940 Act and the 1933 Act, respectively; and"

   (c) The following is added to the recitals of the Participation Agreement as a new ninth Whereas clause:

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      "WHEREAS, the Company and the Sponsor have entered into an Electronic
   Trading Agreement dated       , 2013 (the "Electronic Trading Agreement")
   which sets forth the operational provisions governing the purchase and redemption of shares of the Fund by the Accounts and related matters;"

   (d) Section 1.1 of Article I of the Participation Agreement is deleted in its entirety and replaced with the following:

      "1.1 The Sponsor and the Distributor agree to sell to the Company those shares of the Portfolios of the Fund listed on Schedule B which each Account orders, in accordance with the Electronic Trading Agreement."

   (e) Section 1.2 of Article I of the Participation Agreement is deleted in its entirety and replaced with the following:

      "1.2 Intentionally omitted.

   (f) Section 1.6 of Article I of the Participation Agreement is deleted in its entirety and replaced with the following:

      "1.6 The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by an Account, in accordance with the Electronic Trading Agreement. The Fund reserves the right to suspend redemption privileges or pay redemptions in kind, as disclosed in the Fund's prospectus or statement of additional information. The Fund agrees to treat the Company like any other shareholder in similar circumstances in making these determinations."

   (g) Section 1.8 of Article I of the Participation Agreement is deleted in its entirety and replaced with the following:

      "1.8 Intentionally omitted."

   (h) Section 1.9 of Article I of the Participation Agreement is deleted in its entirety and replaced with the following:

      "1.9 Intentionally omitted."

   (i) Sections 1.12, 1.13, and 1.14 of Article I of the Participation Agreement are each deleted in their entirety.

   (j) The following is added to the Participation Agreement as a new
Section 2.13(d):

      "(d) The number of Portfolios of the Fund available for investment by the Accounts will not constitute a majority of the total number of mutual funds or portfolio selections available for investment by the Accounts in any Variable Insurance Product that is a variable annuity."

   (k) The following is added to the end of Section 4.1 of the Participation Agreement as an additional sentence:

   "In connection with the identification of the Portfolios in any such material, the use of the Sponsor's name or identification of the Portfolios shall be given no greater prominence than

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   any other mutual fund or portfolio selection offered in a Variable Insurance
   Product that is a variable annuity."

   (l) Schedule A to the Participation Agreement is hereby replaced with Schedule A attached to this Amendment.

   (m) Schedule B to the Participation Agreement is hereby replaced with Schedule B attached to this Amendment.

   (n) Schedules C and D to the Participation Agreement are hereby deleted.

   (o) All references in the Participation Agreement to AGESC (or to any predecessor thereof) shall be replaced with references to SACS. The parties hereto agree that such replacement shall be effective on the effective date of the Merger.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect. If this Amendment conflicts in any way with the terms of the Participation Agreement, the terms of this Amendment shall control.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of all parties hereto. For the purposes hereof, a facsimile copy of this Amendment, including the signature pages hereto, shall be deemed an original.

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   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By:     -------------------------------

Name:   -------------------------------

Title:  -------------------------------

THE VANGUARD GROUP, INC.

By:     -------------------------------

Name:   -------------------------------

Title:  -------------------------------

VANGUARD MARKETING CORPORATION

By:     -------------------------------

Name:   -------------------------------

Title:  -------------------------------

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:     -------------------------------

Name:   -------------------------------

Title:  -------------------------------

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                                  SCHEDULE A

                  SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

                  (UPDATED AND EFFECTIVE AS OF       , 2013)

NAME OF SEPARATE ACCOUNT  CONTRACTS FUNDED BY SEPARATE ACCOUNT
------------------------  ------------------------------------
 Separate Account VL-R    Platinum Investor I VUL
 (May 1, 1997)            Platinum Investor II VUL
                          Platinum Investor III VUL
                          Platinum Investor Survivor VUL
                          Corporate America VUL
                          Platinum Investor Survivor II VUL
                          Platinum Investor PLUS VUL
                          Platinum Investor FlexDirector VUL
                          Platinum Investor IV VUL
                          Platinum Investor VIP VUL
                          AG Corporate Investor VUL
                          AG Income Advantage VUL
                          Protection Advantage Select VUL
                          Income Advantage Select VUL
                          Corporate Investor Select VUL
                          Survivor Advantage VUL
 Separate Account D       Platinum Investor Immediate VA
 (November 19, 1973)
 Separate Account II      Executive Advantage VUL (effective January 1, 2013)
 (June 5, 1986)

                           [Signature page follows.]

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This Schedule A to the Participation Agreement dated October 2, 2000 by and
among the parties identified below is updated and effective as of       , 2013,
and replaces all prior versions of this Schedule.

This Schedule A may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Schedule A shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of all parties hereto. For the purposes hereof, a facsimile copy of this Schedule A, including the signature pages hereto, shall be deemed an original.

VANGUARD VARIABLE INSURANCE FUND         THE VANGUARD GROUP, INC.

BY:     -----------------------------    BY:     -----------------------------

NAME:                                    NAME:   -----------------------------

TITLE:                                   TITLE:

VANGUARD MARKETING CORPORATION           AMERICAN GENERAL LIFE INSURANCE
                                         COMPANY

BY:     -----------------------------    BY:     -----------------------------

NAME:                                    NAME:   -----------------------------

TITLE:                                   TITLE:  -----------------------------

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                                  SCHEDULE B

                                  PORTFOLIOS

                  (UPDATED AND EFFECTIVE AS OF       , 2013)

   The following Portfolios of the Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products, subject to the limitations set forth in Section 2.13(d) hereof:

       Money Market Portfolio
       Total Bond Market Index Portfolio
       High-Yield Bond Portfolio
       Short-Term Investment Grade Portfolio
       Balanced Portfolio
       Diversified Value Portfolio
       Equity Income Portfolio
       Equity Index Portfolio
       Growth Portfolio
       Mid-Cap Index Portfolio
       REIT Index Portfolio
       Small Company Growth Portfolio
       International Portfolio
       Total Stock Market Index Portfolio
       Capital Growth Portfolio
       Conservative Allocation Portfolio
       Moderate Allocation Portfolio

                           [Signature page follows.]

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This Schedule B to the Participation Agreement dated October 2, 2000 by and
among the parties identified below is updated and effective as of       , 2013,
and replaces all prior versions of this Schedule.

This Schedule B may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Schedule B shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of all parties hereto. For the purposes hereof, a facsimile copy of this Schedule B, including the signature pages hereto, shall be deemed an original.

VANGUARD VARIABLE INSURANCE FUND         THE VANGUARD GROUP, INC.

BY:     -----------------------------    BY:     -----------------------------

NAME:                                    NAME:   -----------------------------

TITLE:                                   TITLE:  Principal

VANGUARD MARKETING CORPORATION           AMERICAN GENERAL LIFE INSURANCE
                                         COMPANY

BY:     -----------------------------    BY:     -----------------------------

NAME:                                    NAME:   -----------------------------

TITLE:                                   TITLE:  -----------------------------

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